Filed pursuant to Rule 424(b)(3) and 424(c)
                                     Registration Statement No. 333-82080


                          PROSPECTUS SUPPLEMENT NO. 13
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                            ------------------------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
             UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this prospectus supplement is August 21, 2002.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entity named below as selling security holder:

                                                                                               Number of
                                                     Principal                                 shares of
                                                  amount of notes                             common stock          Percentage of
                                                   beneficially            Percentage          that may be          common stock
                                                    owned that              of notes              sold               outstanding
                  Name                              may be sold            outstanding             (1)                   (2)
                  ----                              -----------            -----------             ---              -------------
Arbitex Master Fund L.P.(9)                        $  9,000,000                4.5%            243,243                 *

After giving effect to the addition of the foregoing selling security holder and the addition of a new footnote (9), the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

         We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

         The following table sets forth information we have received as of August 21, 2002 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.

                                                                                               Number of
                                                     Principal                                 shares of
                                                  amount of notes                             common stock        Percentage of
                                                   beneficially            Percentage          that may be         common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
Advent Convertible Master Cayman L.P.              $ 2,935,000                1.47%               79,324                  *
AIG/National Union Fire Insurance                      180,000                  *                  4,864                  *
AIM Alternative Asset Partners                          15,000                  *                    405                  *
Alpha US Sub Fund 4, LLC                               415,000                  *                 11,216                  *
Allentown City Firefighters Pension Plan                29,000                  *                    783                  *
Allentown City Officers & Employees Pension
Fund                                                    11,000                  *                    297                  *
Allentown City Police Pension Plan                      54,000                  *                  1,459                  *
Amaranth LLC                                        13,800,000                 6.90              372,972                1.21%
American Motorist Insurance Company                    507,000                  *                 13,702                  *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                           common stock          Percentage of
                                                   beneficially            Percentage        that may be           common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
AmSouth Bank Custodian for AmSouth VA
Equity Income Fund                                   2,100,000                 1.05               56,756                  *
AmSouth Bank Custodian for Silect Equity
Variable Annuity Fund                                1,320,000                  *                 35,675                  *
Arapahoe County Colorado                                49,000                  *                  1,324                  *
Arbitex Master Fund L.P. (9)                         9,000,000                 4.50              243,243                  *
Argent Classic Convertible Arbitrage Fund
L.P.                                                   500,000                  *                 13,513                  *
Argent Classic Convertible Arbitrage Fund
(Bermuda) Ltd.                                       2,000,000                 1.00               54,054                  *
Argent Convertible Arbitrage Fund Ltd.               4,500,000                 2.25              121,621                  *
Argent LowLev Convertible Arbitrage Fund LLC           500,000                   *                13,513                  *
Arkansas Teachers Retirement System                  3,506,000                 1.75               94,756                  *
Aventis Pension Master Trust (5)                       105,000                   *                 2,837                  *
Bank Austria Cayman Islands, LTD                     7,400,000                 3.70              199,999                  *
Bankers Trust Company Trustee for
DaimlerChrysler Corp. Emp. #1 Pension Plan
dtd. 4/1/89                                          3,465,000                 1.73               93,648                  *
Baptist Health of South Florida                        577,000                  *                 15,594                  *
Black Diamond Offshore Ltd.                            565,000                  *                 15,270                  *
Boilermaker - Blacksmith Pension Trust (5)             590,000                  *                 15,945                  *
British Virgin Islands Social Security Board            38,000                  *                  1,027                  *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                            common stock          Percentage of
                                                   beneficially            Percentage         that may be           common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
CALAMOS(R) Convertible Fund - CALAMOS(R)
Investment Trust (5)                                 2,400,000                 1.20               64,864                  *
CALAMOS(R) Convertible Growth and Income Fund
- CALAMOS(R) Investment Trust (5)                    4,400,000                 2.20              118,918                  *
CALAMOS(R) Convertible Portfolio - CALAMOS(R)
Advisors Trust (5)                                      65,000                  *                  1,756                  *
CALAMOS(R) Convertible Technology Fund -
CALAMOS(R) Investment Trust (5)                         65,000                  *                  1,756                  *
CALAMOS(R) Global Convertible Fund - CALAMOS(R)
Investment Trust (5)                                    70,000                  *                  1,891                  *
CALAMOS(R) Market Neutral Fund - CALAMOS(R)
Investment Trust (5)                                10,500,000                 5.25              283,783                  *
Castle Convertible Fund, Inc.                        1,250,000                  *                 33,783                  *
Chrysler Corporation Master Retirement Trust         2,035,000                 1.01               54,999                  *
CIBC World Markets                                   1,000,000                  *                 27,027                  *
City of Albany Pension Plan (5)                         50,000                  *                  1,351                  *
City of Knoxville Pension System (5)                   145,000                  *                  3,918                  *
City of New Orleans                                    203,000                  *                  5,486                  *
City University of New York                            122,000                  *                  3,297                  *
Clarica Life Insurance Co.- U.S. (5)                   145,000                  *                  3,918                  *
Clinton Multistrategy Master Fund, Ltd.              4,000,000                 2.00              108,108                  *
Clinton Riverside Convertible Portfolio
Limited                                              4,000,000                 2.00              108,108                  *
Consulting Group Capital Markets Funds (5)             250,000                  *                  6,756                  *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                            common stock         Percentage of
                                                   beneficially            Percentage         that may be          common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
Credit Suisse First Boston Corporation               1,500,000                  *                 40,540                  *
DeAm Convertible Arbitrage                           3,300,000                 1.65               89,189                  *
Delta Airlines Master Trust (5)                        950,000                  *                 25,675                  *
Delta Air Lines Master Trust (c/o Oaktree
Capital Management LLC)                                490,000                  *                 13,243                  *
Delta Pilots Disability and Survivorship
Trust (5)                                              200,000                  *                  5,405                  *
Delta Pilots D & S Trust (c/o Oaktree
Capital Management LLC)                                270,000                  *                  7,297                  *
Deutsche Banc Alex Brown                            15,624,000                 7.81              422,269                1.37
Dorinco Reinsurance Company (5)                        325,000                  *                  8,783                  *
Double Black Diamond Offshore LDC                    2,935,000                 1.47               79,324                  *
Drury University (5)                                    35,000                  *                    945                  *
Engineers Joint Pension Fund                           468,000                  *                 12,648                  *
Federated Equity Income Fund, Inc.                   7,300,000                 3.65              197,297                  *
Federated Insurance Series, on behalf of
its Federated Income Fund II                           300,000                  *                  8,108                  *
Fidelity Financial Trust: Fidelity
Convertible Securities Fund (6)                     11,680,000                 5.84              315,675                1.03
Franklin and Marshall College                          190,000                  *                  5,135                  *
Gartmore Variable Insurance Trust, on
behalf of its Federated GVIT Equity Income
Fund                                                   180,000                  *                  4,864                  *
Goldman Sachs and Company                            3,430,000                 1.71               92,702                  *
Grady Hospital Foundation                              107,000                  *                  2,891                  *
Granville Capital Corporation                        2,000,000                 1.00               54,054            *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                            common stock          Percentage of
                                                   beneficially            Percentage         that may be           common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
HFR Convertible Arbitrage Account                      190,000                  *                  5,135                  *
HFR Master Fund, LTD. (5)                               50,000                  *                  1,351                  *
HSBC Trustee, Zola Managed Trust                       200,000                  *                  5,405                  *
H.K. Porter Company, Inc. (5)                           15,000                  *                    405                  *
Independence Blue Cross                                 64,000                  *                  1,729                  *
Innovest Finanzdienstleistungs AG                      580,000                  *                 15,594                  *
Jefferies Umbrella Fund US Convertible Bonds           270,000                  *                  7,297                  *
KBC Financial Products (Cayman Island)
Limited                                              2,000,000                 1.00               54,054                  *
KBC Financial Products USA Inc.                        250,000                  *                  6,756                  *
Kettering Medical Center Funded
Depreciation Account (5)                                35,000                  *                    945                  *
Knoxville Utilities Board Retirement System (5)        120,000                  *                  3,243                  *
Lincoln National Global Asset Allocation
Fund, Inc.                                              40,000                  *                  1,081                  *
Lipper Convertibles, L.P.                            1,500,000                  *                 40,540                  *
Lipper Offshore Convertibles, L.P.                   1,500,000                  *                 40,540                  *
Louisiana Workers' Compensation Corporation (5)        150,000                  *                  4,054                  *
Lumbermans                                             491,000                  *                 13,270                  *
Lyxor Master Fund Ref: Argent/LowLev CB              1,230,000                  *                 33,243                  *
Lyxor Master Fund, c/o Zola Capital
Management                                             300,000                  *                  8,108                  *
Macomb County Employees' Retirement System (5)         145,000                  *                  3,918                  *
Man Convertible Bond Master Fund, Ltd.               8,208,000                 4.10              221,837            *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                            common stock          Percentage of
                                                   beneficially            Percentage         that may be           common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
McMahan Securities Co., L.P.                         1,500,000                  *                 40,540                  *
Microsoft Corporation                                  410,000                  *                 11,081                  *
Minnesota Power and Light                              125,000                  *                  3,378                  *
Morgan Stanley & Co. (7)                             1,500,000                  *                 40,540                  *
Motion Pictures Industry                               545,000                  *                 14,729                  *
Motion Picture Industry Health Plan -
Active Member Fund                                     190,000                  *                  5,135                  *
Motion Picture Industry Health Plan -
Retiree Member Fund                                     80,000                  *                  2,162                  *
Municipal Employees                                    183,000                  *                  4,945                  *
New Orleans Firefighters Pension / Relief
Fund                                                   110,000                  *                  2,972                  *
Nicholas Applegate Convertible Fund                  1,529,000                  *                 41,324                  *
Nicholas Applegate Global Holdings LP                   35,000                  *                    945                  *
1976 Distribution Trust FBO A.R. Lauder /
Zinterhofer                                              7,000                  *                    189                  *
1976 Distribution Trust FBO Jane A. Lauder              13,000                  *                    351                  *
Occidental Petroleum Corporation                       118,000                  *                  3,189                  *
OCM Convertible Trust                                1,180,000                  *                  8,918                  *
Ohio National Fund, Inc., on behalf of its
Equity Income Portfolio                                 30,000                  *                    810                  *
Ondeo Nalco                                             40,000                  *                  1,081                  *
Onex Industrial Partners Limited                     1,950,000                  *                 52,702                  *
Palladin Securities LLC                              1,200,000                  *                 32,432                  *
Paloma Securities LLC                                5,000,000                 2.50              135,135                  *
Partner Reinsurance Company Ltd.                       330,000                  *                  8,918                  *
Pebble Capital Inc.                                    650,000                  *                 17,567                  *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                            common stock          Percentage of
                                                   beneficially            Percentage         that may be           common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
Physicians Life                                        183,000                  *                  4,945                  *
Policemen and Firemen Retirement System of
the City of Detroit                                    503,000                  *                 13,594                  *
Port Authority of Allegheny County
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85
of the Amalgamated Transit Union (5)                   615,000                  *                 16,621                  *
Pro-mutual                                             603,000                  *                 16,297                  *
Putnam Asset Allocation Funds-Balanced
Portfolio                                              310,000                  *                  8,378                  *
Putnam Asset Allocation Funds-Conservative
Portfolio                                              240,000                  *                  6,486                  *
Putnam Convertible Income-Growth Trust               2,180,000                 1.09               58,918                  *
Putnam Convertible Opportunities and Income
Trust                                                   80,000                  *                  2,162                  *
Putnam Variable Trust-Putnam VT Global
Asset Allocation Fund                                   80,000                  *                  2,162                  *
Qwest Occupational Health Trust                         55,000                  *                  1,486                  *
Ramius Capital Group                                   300,000                  *                  8,108                  *
RAM Trading Ltd                                      1,750,000                  *                 47,297                  *
Raytheon Master Pension Trust                          200,000                  *                  5,405                  *
RCG Halifax Master Fund, LTD                           550,000                  *                 14,864                  *
RCG Latitude Master Fund, LTD                        2,500,000                 1.25               67,567                  *
RCG Multi Strategy A/C LP                            1,250,000                  *                 33,783                  *
Robertson Stephens                                   5,000,000                 2.50              135,135                  *
Rockhaven Fund                                          80,000                  *                  2,162                  *
Rockhaven Premier Dividend Fund                        700,000                  *                 18,918                  *
San Diego City Retirement                            1,097,000                  *                 29,648                  *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                            common stock          Percentage of
                                                   beneficially            Percentage         that may be           common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
San Diego County Convertible                         1,654,000                  *                 44,702                  *
SCI Endowment Care Common Trust Fund -
First Union (5)                                         20,000                  *                    540                  *
SCI Endowment Care Common Trust Fund -
National Fiduciary Services (5)                         70,000                  *                  1,891                  *
SCI Endowment Care Common Trust Fund -
Suntrust (5)                                            30,000                  *                    810                  *
Screen Actors Guild Pension Convertible                500,000                  *                 13,513                  *
S G Cowen Securities Corporation                     1,500,000                  *                 40,540                  *
SG Hambros Trust Company (Jersey) Ltd as
Trustee of the Lyxor Master Fund                       300,000                  *                  8,108                  *
Shell Pension Trust                                    320,000                  *                  8,648                  *
Silverado Arbitrage Trading, Ltd.                      500,000                  *                 13,513                  *
Silvercreek Limited Partnership                      1,100,000                  *                 29,729                  *
Silvercreek II Limited                                 900,000                  *                 24,324                  *
Sisters of Good Shepherd                               100,000                  *                  2,702                  *
Southdown Pension Plan (5)                              60,000                  *                  1,621                  *
Southern Farm Bureau Life Insurance                    185,000                  *                  4,999                  *
SPT (5)                                                710,000                  *                 19,189                  *
St. Thomas Trading, Ltd.                            13,468,000                 6.73              363,999                1.18
Starvest Combined Portfolio                            190,000                  *                  5,135                  *
State Employees' Retirement Fund of the
State of Delaware                                      810,000                  *                 21,891                  *
State of Connecticut Combined Investment
Fund                                                 1,705,000                  *                 46,081                  *
State of Maryland Retirement Agency                  2,575,000                 1.29               69,594                  *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                            common stock          Percentage of
                                                   beneficially            Percentage         that may be           common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
State Street Bank Custodian for GE Pension
Trust                                                1,585,000                  *                 42,837                  *
Sunrise Partners LLC                                 9,200,000                 4.60              248,648                  *
The Dow Chemical Company Employees'
Retirement Plan (5)                                  1,150,000                  *                 27,631                  *
The Fondren Foundation (5)                              35,000                  *                    945                  *
The Grable Foundation                                   95,000                  *                  2,567                  *
Trustmark Insurance Company                            280,000                  *                  7,567                  *
2000 Revocable Trust FBO A.R. Lauder /
Zinterhofer                                              6,000                  *                    162                  *
Union Carbide Retirement Account (5)                   600,000                  *                 16,216                  *
United Food and Commercial Workers Local
1262 and Employee Pension Fund (5)                     270,000                  *                  7,297                  *
Vanguard Convertible Securities Fund, Inc.           1,945,000                  *                 52,567                  *
Vopak USA Inc., Retirement Plan (f.k.a. Van
Waters & Rogers, Inc. Retirement Plan) (5)             140,000                  *                  3,783                  *
Wake Forest University                                 686,000                  *                 18,540                  *
Wake Forest University Convertible Arbitrage           355,000                  *                  9,594                  *
WPG Convertible Arbitrage Overseas Master
Fund, L.P                                            2,500,000                 1.25               67,567                  *
Writers Guild Industry Health Fund                     293,000                  *                  7,918                  *
Wyoming State Treasurer                                971,000                  *                 26,243                  *
Zurich Institutional Benchmark Master Fund Ltd.      1,000,000                  *                 27,027                  *

                                                                                              Number of
                                                     Principal                                shares of
                                                  amount of notes                            common stock          Percentage of
                                                   beneficially            Percentage         that may be           common stock
                                                    owned that              of notes             sold              outstanding
                  Name                              may be sold            outstanding            (1)                   (2)
                  ----                              -----------            -----------            ---                   ---
Any other holder of notes or future
transferee, pledgee, donee or successor of
any holder (3)                                               0                  -                      0                  -
                                                  ----------------           -------           -------------            ------
Total..............................               $200,000,000 (8)           100.00%           5,405,400 (4)            15.13%
                                                  ================           =======           =============            ======

---------------------------
* Less than 1%.

(1)      Assumes conversion of all of the holder's notes at a conversion rate of
         27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

(3) Information about other selling security holders will be set forth in prospectus supplements, if required.

(4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

(5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

(6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under
         Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

(7) The entity owns $1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

(8) The figures in this column are based on information supplied to us, as of August 21, 2002, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

(9) The entity also owns an additional $6,500,000 principal amount of the notes, which it purchased, in registered form, in the open market.

         We prepared this table based on the information supplied to us on or before August 21, 2002 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Some of the selling security holders may hold additional notes that have been registered under the Securities Act. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

         Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."